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                                                                    EXHIBIT 99.2

                              CROMPTON CORPORATION
                            OFFER FOR ALL OUTSTANDING
                          9 7/8% SENIOR NOTES DUE 2012
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                       AND
                       SENIOR FLOATING RATE NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                 IN EXCHANGE FOR
                          9 7/8% SENIOR NOTES DUE 2012
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                       AND
                       SENIOR FLOATING RATE NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                                                                          , 2004

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Crompton Corporation (the "Crompton") is offering, upon and subject to
the terms and conditions set forth in the prospectus dated               , 2004
(the "Prospectus"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $375,000,000 of its 9 7/8% Senior Notes due 2012, an aggregate principal amount of up to $225,000,000 of its Senior Floating Rate Notes due 2010, and the Subsidiary Guarantees related to each series, which have been registered under the Securities Act of 1933, as amended, (individually a "New Note" and collectively, the "New Notes"), for a like principal amount at maturity of Crompton's issued and outstanding 9 7/8% Senior Notes due 2012, Senior Floating Rate Notes due 2010 and the Subsidiary Guarantees related to each series (individually an "Old Note" and collectively, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of Crompton and the Subsidiary Guarantors contained in the Exchange and Registration Rights Agreement dated as of August 16, 2004, by and among Crompton, the Subsidiary Guarantors referred to therein and the Initial Purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

        1.      Prospectus dated            , 2004; and

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        2.      A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON               ,2004 UNLESS EXTENDED BY CROMPTON
(THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

        A holder may only tender Old Notes by book-entry transfer of the Old Notes into the exchange agent's account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent's message to the Exchange Agent, in accordance with the instructions set forth in the the Prospectus.

        Crompton will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. Crompton will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer.

        Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Deutsche Bank Trust Company Americas, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption "The Exchange Offer--The Exchange Agent."

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                                                     Very truly yours,

                                                     CROMPTON CORPORATION

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

        Enclosures

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